SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  4/30/2007
FILE NUMBER 811-1424
SERIES NO.: 3


2DD. 1. Total income dividends for which record date passed during the period. ($000's Omitted)
             Class A                                     $ 33,924
     2.      Dividends for a second class of open-end company shares
            ($000's Omitted)
             Class B                                     $  2,300
             Class C                                     $    432
             Class R                                     $     29
             Institutional Class                         $  1,317

73A. Payments per share outstanding during the entire current period:
     (form nnn.nnnn)
     1.      Dividends from net investment income
             Class A                                      $0.1074
     2.      Dividends for a second class of open-end company shares
            (form nnn.nnnn)
             Class B                                     $0.02210
             Class C                                     $0.02210
             Class R                                     $0.07890
             Institutional Class                         $0.15910

74U. 1.   Number of shares outstanding (000's Omitted)
             Class A                                      302,556
     2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                                       85,471
             Class C                                       18,183
             Class R                                          366
             Institutional Class                            9,373

74V. 1.   Net asset value per share (to nearest cent)
             Class A                                       $16.47
     2. Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                                       $15.77
             Class C                                       $15.81
             Class R                                       $16.38
             Institutional Class                           $16.92